AMENDMENT NUMBER TWO
                                     TO THE
                         STANLEY FURNITURE COMPANY, INC.
                             1992 STOCK OPTION PLAN

         The Stanley Furniture Company, Inc. 1992 Stock Option Plan (the "Plan"), effective as of October 1, 1992, is hereby amended effective July 1, 2000 as follows:

I.       Section 2(b) of the Plan is amended in its entirety to read as follows:
         "Applicable Withholding Taxes" means the aggregate minimum statutory amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of an Option.

II.      Section 2(l) of the Plan is amended in its entirety to read as follows:
         (l) "Incentive Award" means the award of an Option under the Plan.

III. Section 2 of the Plan is amended by deleting and reserving Section 2(t) which previously related to Tax Offset Rights.

IV.      Section 3 of the Plan is amended in its entirety to read as follows:
         The following types of Incentive Awards may be granted under the Plan:
         Incentive Stock Options or Nonstatutory Stock Options.

V. Section 4 of the Plan is amended by deleting the fourth sentence of the section which previously read as follows: "The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award."

VI.      Section 8(a) of the Plan is amended in its entirety to read as follows:
         (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may
         (i) deliver Mature Shares (as defined herein) of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code. Mature Shares are shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

VII. Section 10 of the Plan, captioned "Tax Offset Rights," is deleted and reserved.

VIII.    The following sentence is inserted at the end of Section 12 of the
         Plan:

         Notwithstanding anything in the Plan to the contrary, the Board and the Committee are expressly prohibited from reducing the exercise price of an Option after the Date of Grant (except as provided in Section 13) and from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under an existing Incentive Award surrendered for cancellation.

IX.      Section 14 of the Plan is amended by deleting and reserving clause
         (a)(iii) which previously read as follows:
         "(iii) when, whether and to what extent Tax Offset Rights shall be granted and the terms thereof"

X.       In all respects not amended, the Plan is hereby ratified and confirmed.


                                  * * * * * * *

                                             STANLEY FURNITURE COMPANY, INC

                                             BY: _______________________________
                                             TITLE: ____________________________

DATED: August 24, 2000